Exhibit 4.3
FIRST BUSINESS FINANCIAL SERVICES, INC.
as Issuer
and
_______________,
as Trustee
INDENTURE
Dated as of __________________, 20__

CROSS REFERENCE SHEET*
Provisions of Trust Indenture Act of 1939, as amended, and Indenture to be dated as of __________, 20__ by and between First Business Financial Services, Inc. and ___________________, as Trustee:

Section of the Trust Indenture Act	Section of Indenture
310(a)(1), (2) and (5)	6.09
310(a)(3) and (4)	Inapplicable
310(b)	6.08 and 6.10(a), (b) and (d)
311(a)	6.13
311(b)	6.13
312(a)	4.01 and 4.02(a)
312(b)	4.02(a) and (b)
312(c)	4.02(c)
313(a)	4.04(a)
313(b)(1)	Inapplicable
313(b)(2)	4.04(a)
313(c)	4.04(a)
313(d)	4.04(b)
314(a)	4.03
314(b)	Inapplicable
314(c)(1) and (2)	14.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	14.05
314(f)	Inapplicable
315(a), (c) and (d)	6.01
315(b)	5.11
315(e)	5.12
316(a)(1)	5.09 and 5.10
316(a)(2)	Not required
316(a) (last sentence)	7.04
316(b)	5.07
316(c)	7.06
317(a)	5.02
317(b)	3.04(a) and (b)
318(a)	14.07

*	This Cross Reference Sheet is not part of the Indenture.

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS 1

ARTICLE 2	SECURITIES 5

Section 2.01.	Forms Generally 5

Section 2.02.	Form of Trustee’s Certificate of Authentication 6

Section 2.03.	Amount Unlimited; Issuable in Series 6

Section 2.04.	Authentication and Delivery of Securities 9

Section 2.05.	Execution of Securities 10

Section 2.06.	Certificate of Authentication 10

Section 2.07.	Denomination and Date of Securities; Payments of Interest 10

Section 2.08.	Registration, Transfer and Exchange 11

Section 2.09.	Mutilated, Defaced, Destroyed, Lost and Stolen Securities 13

Section 2.10.	Cancellation of Securities 13

Section 2.11.	Temporary Securities 13

Section 2.12.	Currency and Manner of Payments in Respect of Securities. 14

Section 2.13.	Compliance with Certain Laws and Regulations 16

Section 2.14.	CUSIP Numbers 16

Section 2.15.	Securities in Global Form 16

Section 2.16.	Form of Conversion Notice 17

ARTICLE 3	COVENANTS OF THE ISSUER 17

Section 3.01.	Payment of Principal and Interest 17

Section 3.02.	Offices for Payment, etc 17

Section 3.03.	Appointment to Fill a Vacancy in Office of Trustee 18

Section 3.04.	Paying Agents 18

Section 3.05.	Additional Amounts 18

Section 3.06.	Calculation of Original Issue Discount 19

i

ARTICLE 4	SECURITYHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE 19

Section 4.01.	Company to Furnish Trustee Information as to Names and Addresses of Securityholders 19

Section 4.02.	Preservation and Disclosure of Securityholders’ Lists. 19

Section 4.03.	Reports by the Company. 20

Section 4.04.	Reports by the Trustee. 21

ARTICLE 5	REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT 22

Section 5.01.	Event of Default Defined; Acceleration of Maturity; Waiver of Default 22

Section 5.02.	Collection of Indebtedness by Trustee; Trustee May Prove Debt 23

Section 5.03.	Application of Proceeds 24

Section 5.04.	Suits for Enforcement 25

Section 5.05.	Restoration of Rights on Abandonment of Proceedings 25

Section 5.06.	Limitations on Suits by Securityholders 25

Section 5.07.	Unconditional Right of Securityholders to Institute Certain Suits 26

Section 5.08.	Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default 26

Section 5.09.	Control by Securityholders 26

Section 5.10.	Waiver of Past Defaults 26

Section 5.11.	Trustee to Give Notice of Default, But May Withhold in Certain Circumstances 27

Section 5.12.	Right of Court to Require Filing of Undertaking to Pay Costs 27

ARTICLE 6	CONCERNING THE TRUSTEE 27

Section 6.01.	Duties and Responsibilities of the Trustee; During Default; Prior to Default 27

Section 6.02.	Certain Rights of the Trustee 28

Section 6.03.	Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof 29

Section 6.04.	Trustee and Agents May Hold Securities; Collections, etc 29

Section 6.05.	Moneys Held by Trustee 29

Section 6.06.	Compensation and Indemnification of Trustee and Its Prior Claim 29

Section 6.07.	Right of Trustee to Rely on Officers’ Certificate, etc 30

Section 6.08.	Disqualification of Trustee; Conflicting Interests 30

Section 6.09.	Persons Eligible for Appointment as Trustee 30

Section 6.10.	Resignation and Removal; Appointment of Successor Trustee. 30

Section 6.11.	Acceptance of Appointment by Successor Trustee 31

Section 6.12.	Merger, Conversion, Consolidation or Succession to Business of Trustee 32

Section 6.13.	Preferential Collection of Claims Against the Company 32

ARTICLE 7	CONCERNING THE SECURITYHOLDERS 33

Section 7.01.	Evidence of Action Taken by Securityholders. 33

Section 7.02.	Proof of Execution of Instruments 33

Section 7.03.	Holders to Be Treated as Owners 33

Section 7.04.	Securities Owned by Company Deemed Not Outstanding 33

Section 7.05.	Right of Revocation of Action Taken 34

Section 7.06.	Record Date for Determination of Holders Entitled to Vote 34

ARTICLE 8	SUPPLEMENTAL INDENTURES 34

Section 8.01.	Supplemental Indentures Without Consent of Securityholders 34

Section 8.02.	Supplemental Indentures With Consent of Securityholders 35

Section 8.03.	Effect of Supplemental Indenture 36

Section 8.04.	Documents to Be Given to Trustee 36

Section 8.05.	Notation on Securities in Respect of Supplemental Indentures 36

ARTICLE 9	CONSOLIDATION, MERGER, SALE OR CONVEYANCE 37

Section 9.01.	Company May Consolidate, etc., on Certain Terms. 37

Section 9.02.	Successor Corporation Substituted 37

Section 9.03.	Opinion of Counsel to Trustee 38

ARTICLE 10	SATISFACTION AND DISCHARGE; DEFEASANCE 38

Section 10.01.	Satisfaction and Discharge of Indenture 38

Section 10.02.	Defeasance and Covenant Defeasance. 38

Section 10.03.	Application by Trustee of Funds Deposited for Payment of Securities 40

Section 10.04.	Repayment of Moneys Held by Paying Agent 40

Section 10.05.	Return of Unclaimed Moneys Held by Trustee and Paying Agent 40

Section 10.06.	Reinstatement of Obligations 40

ARTICLE 11	REDEMPTION OF SECURITIES 40

Section 11.01.	Notice of Redemption; Partial Redemptions 40

Section 11.02.	Payment of Securities Called for Redemption 42

Section 11.03.	Exclusion of Certain Securities from Eligibility for Selection for Redemption 42

Section 11.04.	Repayment at the Option of the Holders 42

ARTICLE 12	HOLDERS’ MEETINGS 43

Section 12.01.	Purposes of Meetings 43

Section 12.02.	Call of Meetings by Trustee 43

Section 12.03.	Call of Meetings by Company or Holders 43

Section 12.04.	Qualifications for Voting 43

Section 12.05.	Regulations 43

Section 12.06.	Voting 44

Section 12.07.	No Delay of Rights by Meeting 44

ARTICLE 13	SECURITY 44

ARTICLE 14	MISCELLANEOUS PROVISIONS 45

Section 14.01.	Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability 45

Section 14.02.	Provisions of Indenture for the Sole Benefit of Parties and Securityholders 45

Section 14.03.	Successors and Assigns of Company Bound by Indenture 45

Section 14.04.	Notices and Demands on Company, Trustee and Securityholders 45

Section 14.05.	Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein 46

Section 14.06.	Payments Due on Saturdays, Sundays and Holidays 46

Section 14.07.	Conflict of Any Provision of Indenture with Trust Indenture Act 47

Section 14.08.	New York Law to Govern 47

Section 14.09.	Counterparts 47

Section 14.10.	Effect of Headings 47

Section 14.11.	Determination of Principal Amount 47

Section 14.12.	Waiver 47

Section 14.13.	Force Majeure 47

Section 14.14.	Waiver of Jury Trial 47

v

THIS INDENTURE, dated as of ____________, 20__, is by and between First Business Financial Services, Inc., a Wisconsin corporation, and ___________________________, as Trustee.
RECITALS
A.    The Company (as defined herein) has duly authorized the execution and delivery of this Indenture (as defined herein) in order to issue from time to time its debentures, notes or other evidences of indebtedness in one or more Series (as defined herein) in accordance with the terms of this Indenture.
B.    All things necessary to make this Indenture a valid agreement of the Company according to its terms have been done.
AGREEMENT
In consideration of the recitals and the purchases of the Securities (as defined herein) by the Holders (as defined herein) thereof, the Company and the Trustee (as defined herein) mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:
ARTICLE 1
DEFINITIONS
The following terms (except as herein otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Article 1. Certain terms used principally in certain Articles or Sections hereof are defined in those Articles or Sections, as the case may be. All terms used but not defined in this Indenture that are defined in the Trust Indenture Act (as defined herein) or the definitions of which in the Securities Act (as defined herein) are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act. Unless the context otherwise clearly requires: (a) all accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States of America (as defined herein) at the time of any computation; (b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision; (c) all references to Articles, Sections or other subdivisions are to Articles, Sections or other subdivisions of this Indenture; (d) words in the singular include the plural and vice versa; (e) the pronoun “his” refers to the masculine, feminine and neuter; (f) the word “including” or any variation thereof shall be deemed to be followed by “but not limited to” and (g) the word “principal,” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to be followed by “and premium, if any.”
“Additional Amounts” has the meaning specified in Section 3.05.
“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the Trustee and commercial banks are open for business in New York, New York.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock, and all options, warrants or other rights to purchase or acquire any of the foregoing.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Common Stock” includes any stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.
“Company” means First Business Financial Services, Inc., a Wisconsin corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” will mean such successor Person.
“Company Board of Directors” means either the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act hereunder, as the case may be.
“Company Board Resolution” means a copy of one or more resolutions certified by the secretary or any assistant secretary of the Company to have been duly adopted by the Company Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Company Board Resolution (including the establishment of any Series of the Securities and the forms and terms thereof), such action may be taken by any officer of the Company authorized to take such action by the Company Board of Directors as evidenced by a Company Board Resolution.
“Company Officers’ Certificate” means a certificate signed by both (a) the chief executive officer, the president or any vice president of the Company and (b) the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Company, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 14.05 to the extent applicable.
“Company Order” means a written order, direction, instruction or request of the Company signed by both (a) the chief executive officer, the president or any vice president of the Company and (b) the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Company.
“Conversion Date” has the meaning specified in Section 2.12(e).
“Conversion Event” means the cessation of use of a Foreign Currency both by the government of the country or countries, or the confederation or association of governments, that issued such Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community.
“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at _________________.
“Coupon” means any interest coupon appertaining to any Security.
“Coupon Security” means any Security authenticated and delivered with one or more Coupons appertaining thereto.
“Currency” means any currency or currencies issued by the government of one or more countries or by any confederation or association of such governments, including Dollars, euros and pounds sterling.
“Currency Determination Agent” means the New York clearing house bank, if any, from time to time selected by the Company for purposes of Section 2.12.
“Discount Security” means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.01.

“Dollar” means the coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.
“Event of Default” means any event or condition specified as such in Section 5.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Foreign Currency” means any Currency issued by the government of one or more countries other than the United States of America or by any confederation or association of such governments, including euros and pounds sterling.
“Government Obligations” means securities which are (a) direct obligations of the United States of America or the government that issued the Currency in which the Securities of a particular Series are denominated or (b) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the United States of America or the government that issued the Currency in which the Securities of such Series are denominated, the full and timely payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are denominated in the Currency in which the Securities of such Series are denominated and which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.
“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean the bearer of an Unregistered Security or a Registered Holder of a Registered Security and, when used with respect to any Coupon, means the bearer thereof.
“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Securities established as contemplated hereunder.
“interest,” when used with respect to non-interest-bearing Securities, means interest payable at maturity and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 3.05 or otherwise, includes such Additional Amounts.
“Market Exchange Rate” has the meaning specified in Section 2.12(d).
“Opinion of Counsel” means an opinion in writing signed by legal counsel, which may be an employee of or counsel to the Company, and which shall be reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 14.05 to the extent applicable.
“Original Issue Discount” with respect to any Security, including any Security that is issued at a price below face value, has the same meaning set forth in Section 1273 of the Internal Revenue Code of 1986 as in effect on the date hereof, or any successor provision, and the applicable Treasury Regulations thereunder.
“Outstanding,” when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:
(a)    Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)    Securities, or portions thereof, as to which moneys in the amount and Currency required for the repayment or redemption thereof shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Securities (if the Company shall act as its own Paying Agent); provided that, if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice;
(c)    Securities for which other Securities shall have been authenticated and delivered in substitution, or which shall have been paid, pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee and the Company is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Company); and
(d)    Securities discharged pursuant to Section 10.01 or with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Section 10.02, to the extent such Securities are not reinstated pursuant to Section 10.06.
“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of or interest, if any, on any Security on behalf of the Company.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other legal entity.
“Place of Payment,” when used with respect to the Securities of any Series, means the place or places where the principal of and interest, if any, on the Securities of that Series are payable as specified pursuant to Section 3.02, and initially shall mean the designated office of the Trustee at which the corporate trust paying agent office of the Trustee shall, at any particular time, be administered, which office is, at the date of this Indenture, located at ___________.
“Preferred Stock” includes any stock of any class of the Company that has a preference over Common Stock in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.
“Registered Holder,” when used with respect to a Registered Security, means the Person in whose name such Security is registered in the Security register.
“Registered Security” means any Security registered in the Security register.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department (or any successor group) of the Trustee, including any vice president, assistant vice president or assistant secretary, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person’s knowledge of and familiarity with the particular subject.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities” means debentures, notes or other evidences of indebtedness that have been authenticated and delivered under this Indenture.
“Series” or “Series of Securities” means a series of Securities and, except in Sections 2.03 and 7.04 and Articles 1 (“Outstanding”), 5 and 6, a Tranche in the event that the applicable Series may be issued in separate Tranches.

“Subsidiary” means any Person which is consolidated in the Company’s accounts and any Person of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors (or Persons performing similar functions) of such Person (irrespective of whether or not at the time stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.
“Tranche” means all Securities of the same Series which have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Discount Securities, which have the same issue price.
“Treasury Regulation” means a final or temporary regulation issued by the U.S. Department of the Treasury.
“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 6, any successor trustee, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.
“Trust Indenture Act of 1939” or “Trust Indenture Act,” except as otherwise provided in Sections 8.01 and 8.02, means the Trust Indenture Act of 1939, as amended.
“United States” means the United States of America (together with the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
“United States of America” means the fifty states constituting the United States of America as of the date hereof.
“United States Person” means, unless otherwise specified with respect to any Securities pursuant to Section 2.03, an individual who is a citizen or resident of the United States, a corporation, partnership, limited liability company or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.
“Unregistered Security” means any Security not registered in the Security register.
“Valuation Date” has the meaning specified in Section 2.12(d).
“vice president,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president.”
“Wholly Owned Subsidiary” means any Subsidiary in which the Company and/or its other wholly owned Subsidiaries own all of the outstanding capital stock (other than directors’ qualifying shares).
ARTICLE 2
SECURITIES
Section 2.01.    Forms Generally. The Securities of each Series and the Coupons, if any, shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a Company Board Resolution and set forth in a Company Officers’ Certificate and/or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto (the provisions of which shall be appropriate to reflect the terms of each Series of Securities, including the Currency or denomination, which may be Dollars or any Foreign Currency) and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture or any indenture supplemental hereto, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or market or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of the Securities and Coupons, if any.
The definitive Securities and Coupons, if any, shall be printed, or may be produced in any other manner, all as determined by the officers of the Company executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.
Section 2.02.    Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:
[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]
This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

as Trustee
By: Authorized Signatory
OR
as Authentication Agent
By: Authorized Office
Section 2.03.    Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
The Securities may be issued in one or more Series. There shall be established in or pursuant to one or more Company Board Resolutions and set forth in a Company Officers’ Certificate and/or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series:
(a)    the title of the Securities of the Series (which title shall distinguish the Securities of the Series from all other Securities issued by the Company), including, as applicable, whether the Securities of the Series shall be issued as senior Securities, senior subordinated Securities or subordinated Securities; any subordination provisions particular to the Securities of the Series; and whether the Securities of the Series are convertible or exchangeable for other securities;
(b)    any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.08, 2.09, 2.11 or 11.02);
(c)    if other than 100% of its aggregate principal amount, the percentage of the aggregate principal amount at which the Securities of the Series will be offered;

(d)    the date or dates (whether fixed or extendable) on which the principal of the Securities of the Series is payable;
(e)    the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months and, in the case of Registered Securities, the record dates for the determination of Holders to whom interest is payable;
(f)    any provisions relating to the issuance of the Securities of the Series at an Original Issue Discount;
(g)    the place or places where the principal of and interest on Securities of the Series shall be payable and where Securities of the Series may be surrendered for conversion or exchange (if other than as provided in Section 3.02);
(h)    whether any of such Securities of the Series are to be redeemable at the option of the Company, and if so, the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series may be so redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;
(i)    if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the Securities of the Series which shall be payable upon declaration of acceleration of the maturity date thereof pursuant to Section 5.01 or provable in bankruptcy pursuant to Section 5.02, or, if applicable, which is convertible or exchangeable;
(j)    the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which, the Currency in which and the period or periods within which, and the terms and conditions upon which, Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation (including the terms or method of payment thereof if other than cash), and any provision for the remarketing of the Securities;
(k)    the issuance of Securities of the Series as Registered Securities or Unregistered Securities or both, and the rights of the Holders to exchange Unregistered Securities of the Series for Registered Securities of the Series or to exchange Registered Securities of the Series for Unregistered Securities of the Series and the circumstances under which any such exchanges, if permitted, may be made;
(l)    if other than denominations of $1,000 and any integral multiple thereof, the denominations, which may be in Dollars or any Foreign Currency, in which Securities of the Series shall be issuable;
(m)    whether the Securities of the Series will be certificated and, if so, the form of the Securities (or forms thereof if both Unregistered Securities and Registered Securities shall be issuable in such Series), including such legends as required by law or as the Company deems necessary or appropriate, the form of any Coupons or temporary global security which may be issued and the forms of any other certificates which may be required hereunder or which the Company may require in connection with the offering, sale, delivery or exchange of the Securities;
(n)    if other than Dollars, the Currency or Currencies in which payments of interest, principal and other amounts payable with respect to the Securities of the Series are to be denominated, payable, redeemable or repurchasable, as the case may be;
(o)    whether Securities of the Series are issuable in Tranches;

(p)    the obligations, if any, of the Company to permit the conversion or exchange of the Securities of such Series into Common Stock, Preferred Stock or other Capital Stock or property (including securities), or a combination thereof, and the terms and conditions upon which such conversion shall be effected (including the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments and any other provisions relative to such obligation) and any limitations on the ownership or transferability of the securities or property into which the Securities may be converted or exchanged;
(q)    if other than the Trustee, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such Series;
(r)    if the Securities of the Series do not bear interest, the applicable dates for purposes of Section 4.01;
(s)    any deletions from, modifications of or additions to (a) the Events of Default with respect to Securities of the Series or (b) the right of the Trustee or the Holders of such Securities pursuant to Section 5.01;
(t)    any deletions from, modifications of or additions to the covenants set forth in Article 3 with respect to Securities of the Series;
(u)    if the amount of payments of principal of, and make-whole amount, if any, and interest on, the Securities of the Series may be determined with reference to an index, the manner in which such amount shall be determined;
(v)    whether the Securities of the Series shall be issued in whole or in part in the global form of one or more Securities and in such case, (i) the depositary for such Securities, which depositary must be a clearing agency registered under the Exchange Act, (ii) the circumstances under which any such Securities may be exchanged for Securities registered in the name of, and under which any transfer of such Securities may be registered in the name of, any Person other than such depositary or its nominee, if other than as set forth in Section 2.15, and (iii) any other provisions regarding such Securities which provisions may be in addition to or in lieu of, in whole or in part, the provisions of Section 2.15;
(w)    whether, under what circumstances and the Currency in which, the Company will pay Additional Amounts as contemplated by Section 3.05 on the Securities of the Series to any Holder who is not a United States Person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);
(x)    whether the Securities of the Series, in whole or in specified part, will not be defeasible pursuant to Section 10.02(b) or Section 10.02(c), or both such Sections, and, if the Securities may be defeased, in whole or in specified part, pursuant to either or both such Sections, any provisions to permit a pledge of obligations other than Government Obligations (or the establishment of other arrangements) to satisfy the requirements of Section 10.02(d)(i) for defeasance of the Securities and, if other than by a Company Board Resolution, the manner in which any election by the Company to defease the Securities will be evidenced;
(y)    whether the Securities of such Series are to be secured by any property, assets or other collateral and, if so, the applicable collateral, any deletions from, modifications of or additions to the provisions of Article 13;
(z)    the Person to whom any interest on the Securities of such Series will be payable, if other than the Securityholder thereof, on the regular record date therefor;
(aa)    the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

(bb)    any restrictions, conditions or requirements for transfer of the Securities of such Series; and
(cc)    any other terms or conditions upon which the Securities of the Series are to be issued (which terms shall not be inconsistent with the provisions of this Indenture).
All Securities of any one Series shall be substantially identical except as to denomination, except as contemplated by the immediately succeeding paragraph, and except as may otherwise be provided in or pursuant to such Company Board Resolution or in any such indenture supplemental hereto. All Securities of any one Series need not be issued at the same time, and unless otherwise provided, a Series may be reopened, without the consent of the Holders, for issuances of additional Securities of such Series or to establish additional terms of such Series of Securities (which additional terms shall only be applicable to unissued or additional Securities of such Series).
Each Series may be issued in one or more Tranches. All Securities of a Tranche shall have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Discount Securities, the same issue price.
Section 2.04.    Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series having attached thereto appropriate Coupons, if any, executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities to or upon a Company Order without any further action by the Company. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 6.01) shall be fully protected in relying upon:
(a)    a Company Board Resolution relating to such Series;
(b)    an executed supplemental indenture, if any;
(c)    a Company Officers’ Certificate setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.01 and 2.03, respectively, and prepared in accordance with Section 14.05;
(d)    at the option of the Company, either an Opinion of Counsel, prepared in accordance with Section 14.05, or a letter addressed to the Trustee allowing the Trustee to rely on an Opinion of Counsel, substantially to the effect that:
(i)    the form or forms and terms of such Securities and Coupons, if any, have been established in or pursuant to a Company Board Resolution or in a supplemental indenture as permitted by Sections 2.01 and 2.03, respectively, in conformity with the provisions of this Indenture; and
(ii)    such Securities and Coupons, if any, have been duly authorized, and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;
provided, however, that in the case of any Series issuable in Tranches, if the Trustee has previously received the applicable documents referred to in clause (a) through (d) above with respect to such Series, the Trustee shall authenticate and deliver Securities of such Tranches executed by the Company for original issuance upon receipt by the Trustee of a notice, executed by an officer of the Company transmitted electronically by facsimile or otherwise and confirmed in writing to the Trustee, of the terms of the issuance of such Securities.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.04 if the Trustee, being advised by counsel, determines that such Securities may not lawfully be issued by the Company.
Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.10, together with a written statement (which need not comply with Section 14.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
Section 2.05.    Execution of Securities. The Securities shall be signed on behalf of the Company by both (a) the chief executive officer, president or any vice president of the Company and (b) the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Company, which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee. Any Coupons attached to any Unregistered Security shall be executed on behalf of the Company by the manual or facsimile signature of any such officer of the Company.
Securities and Coupons, if any, bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall, to the fullest extent permitted by law, bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or Coupons, if any.
Section 2.06.    Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
The Trustee shall not authenticate or deliver any Unregistered Security until matured Coupons appertaining thereto have been detached and canceled, except as otherwise provided or permitted by this Indenture.
Section 2.07.    Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable in denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any Series, the Securities of such Series shall be issuable in denominations of $1,000 and any multiple thereof, which may be in Dollars or any Foreign Currency, and interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.
Each Security shall be dated the date of its authentication, shall bear interest from the date, and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.03.
Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid, in the case of Registered Securities, to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for the payment of such interest and, in the case of Unregistered Securities, upon surrender of the Coupon appertaining thereto in respect of the interest due on such interest payment date.
The term “record date,” as used with respect to any interest payment date (except for a date for payment of defaulted interest), means the date specified as such in the terms of the Securities of any particular Series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the close of business on the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the close of business on the first day of such calendar month, whether or not such record date is a Business Day.
Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any interest payment date (called “defaulted interest” for the purpose of this Section 2.07) shall forthwith cease to be payable to the Registered Holder on the relevant record date by virtue of his having been such Holder; and such defaulted interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
(a)    The Company may elect to make payment of any defaulted interest to the Persons in whose names any such Registered Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment; such money, when so deposited, will be held in trust for the benefit of the Persons entitled to such defaulted interest. Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest in respect of Registered Securities of such Series which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Registered Holder at his address as it appears in the Security register, not less than 10 days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Registered Securities of such Series shall be paid to the Person in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (b).
(b)    The Company may make payment of any defaulted interest on the Registered Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange or market on which the Securities of that Series may be listed, and upon such notice as may be required by such exchange or market, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.
Any defaulted interest payable in respect of any Security of any Series which is not a Registered Security shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination as between the Holders of Registered Securities and other Securities of the same Series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, by publication at least once in a newspaper of general circulation in New York, New York.
Subject to the foregoing provisions of this Section 2.07, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
In the case of any Security which is converted into Common Stock or Preferred Stock after any regular record date and on or prior to the next succeeding interest payment date (other than any Security whose maturity is prior to such interest payment date), interest whose stated maturity is on such interest payment date shall be payable on such interest payment date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on such regular record date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose stated maturity is after the date of conversion of such Security shall not be payable.
Section 2.08.    Registration, Transfer and Exchange. The Company will keep or will cause to be kept at the office or agency of the Trustee to be maintained for the purpose as provided in Section 3.02 a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Registered Securities as is provided in this Article 2. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.
Upon due presentation for registration of transfer of any Registered Security of any Series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Company shall execute, and the Trustee shall authenticate and deliver in the name of the transferee or transferees, a new Registered Security or Registered Securities of the same Series in authorized denominations for a like aggregate principal amount.
At the option of the Holder thereof, Unregistered Securities of a Series which by their terms are registerable as to principal and interest may, to the extent and under the circumstances specified pursuant to Section 2.03, be exchanged for Registered Securities of such Series, as may be issued by the terms thereof. At the option of the Holder thereof, Registered Securities of a Series which by their terms provide for the issuance of Unregistered Securities may, to the extent and under the circumstances specified pursuant to Section 2.03, be exchanged for Unregistered Securities of such Series. Securities so issued in exchange for other Securities shall be of any authorized denomination and of like principal amount, maturity date, and interest rate or method of determining interest, and shall be issued upon surrender of the Securities for which they are to be exchanged and, in the case of Coupon Securities, together with all unmatured Coupons and matured Coupons in default appertaining thereto, at the office of the Company provided for in Section 3.02 and upon payment, if the Company shall require, of charges provided therein. Unregistered Securities of any Series issued in exchange for Registered Securities of such Series between the regular record date for such Registered Security and the next interest payment date will be issued without the Coupon relating to such interest payment date, and Unregistered Securities surrendered in exchange for Registered Securities between such dates shall be surrendered without the Coupon relating to such interest payment date. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Notwithstanding the foregoing, an Unregistered Security will not be delivered in exchange for a Registered Security or Securities unless the Trustee receives a certificate signed by the Person entitled to delivery of such Security or other items or documents fulfilling such conditions as shall be required by regulations of the U.S. Department of the Treasury, or shall be notified by the Company that such a certificate shall not be required by such regulations; provided, however, that no such Unregistered Security shall be delivered by the Trustee if the Trustee or such agent shall have, or shall have been notified in writing by the Company that the Company has, actual knowledge that such certificate is false.
Upon presentation for registration of any Unregistered Securities of any Series which by its terms is registerable as to principal, at the office or agency of the Company to be maintained as provided in Section 3.02, such Security shall be registered as to principal in the name of the Holder thereof and such registration shall be noted on such Security. Any Security so registered shall be transferable on the registry books of the Company upon presentation of such Security at such office or agency for similar notation thereon, but such Security may be discharged from registration by being in a like manner transferred to bearer, whereupon transferability by delivery shall be restored. Except as otherwise provided pursuant to Section 2.03, Unregistered Securities shall continue to be subject to successive registrations and discharges from registration at the option of the Holders thereof.
Unregistered Securities shall be transferable by delivery, except while registered as to principal. Registration of any Coupon Security shall not affect the transferability by delivery of the Coupons appertaining thereto which shall continue to be payable to bearer and transferable by delivery.

All Securities and Coupons, if any, issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Coupons surrendered upon such transfer or exchange.
Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.
No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Section 2.11, 8.05 or 11.02 not involving any transfer.
The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Securities for redemption under Article 11 or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not redeemed.
Section 2.09.    Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or Coupon shall become mutilated or defaced or be destroyed, lost or stolen, the Company at its own discretion may execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, a new Security of the same Series or Coupon, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security or Coupon, or in lieu of and substitution for the Security or Coupon so destroyed, lost or stolen. In every case, the applicant for a substitute Security or Coupon shall furnish to the Company, to the Trustee and to any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.
Upon the issuance of any substitute Security or Coupon, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security or Coupon, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security or Coupon); provided, however, that any such payments in respect of Unregistered Securities or Coupons shall be subject to the provisions of Section 2.12(c).
Every substitute Security of any Series or Coupon issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such Series or Coupons duly authenticated and delivered hereunder. All Securities or Coupons shall be held and owned upon the express condition that, to the extent permitted by the law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities or Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
Section 2.10.    Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer, conversion or exchange, or for credit against any payment in respect of a sinking or analogous fund, and all Coupons surrendered for payment or exchange, shall, if surrendered to the Company or any agent of the

Company or the Trustee, be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled promptly by it; and no Securities or Coupons shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities and Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities and Coupons unless and until the same are delivered to the Trustee for cancellation.
Section 2.11.    Temporary Securities. Pending the preparation of definitive Securities for any Series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities for such Series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any Series may be issued as Registered Securities or Unregistered Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such Series and thereupon temporary Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such Series a like aggregate principal amount of definitive Securities of the same Series of authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any Series shall be entitled to the same benefits under this Indenture as definitive Securities of such Series.
Section 2.12.    Currency and Manner of Payments in Respect of Securities.
(a)    With respect to Registered Securities of any Series with respect to which the Holders of such Securities have not made the election provided for in subsection (b) of this Section 2.12, the following payment provisions shall apply:
(i)    Except as provided in subsection 2.12(a)(ii) or subsection (e) of this Section 2.12, payment of the principal of any Registered Security will be made at the Place of Payment by delivery of a check in the Currency in which the Security is denominated on the payment date against surrender of such Registered Security, or, if the Securities are global securities, in accordance with the procedures of the applicable clearing agency pursuant to Section 2.15, and any interest on any Registered Security will be paid at the Place of Payment by mailing a check in the Currency in which the Securities were issued to the Person entitled thereto at the address of such Person appearing on the Security register.
(ii)    Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.
(b)    With respect to Registered Securities of any Series, the following payment provisions shall apply, except as otherwise provided in subsections (e) and (f) of this Section 2.12:
(i)    The Company Board of Directors may provide with respect to any Series of such Securities that Holders shall have the option to receive payments of principal of and interest on such Security in any of the Currencies which may be designated for such election in such Security (or, if no such Currencies are designated, in the Currency in which the Securities of such Series are denominated) by delivering to the Trustee a written election, to be in substantially the form included with the applicable form of Securities as shall be established pursuant to Section 2.01, not later than the close of business on the record date immediately preceding the applicable payment date. Such election will remain in effect for such Holder until changed by the Holder by written notice to the Trustee (but any such change must be made not later than the close of business on the record date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Security with respect to which notice of redemption has been given by the Company pursuant to Article 11). Any Holder of any such Security who shall not have delivered any such election to the Trustee by the close of business on the applicable record date will be paid the amount due on the applicable payment date in the relevant Currency as provided in subsection (a) of this Section 2.12. Payment of principal shall be made on the payment date against surrender of such Securities. Payment of principal and interest shall be made at the Place of Payment by mailing a check in the applicable Currency to the Person entitled thereto at the address of such Person appearing on the Security register.
(ii)    Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.
(c)    Payment of the principal of any Unregistered Security and of interest on any Coupon Security will be made at such place or places outside the United States of America as may be designated by the Company by any appropriate method only in the Currency in which the Security is payable (except as provided in subsection (e) of this Section 2.12) on the payment date against surrender of the Unregistered Security, in the case of payment of principal, or the relevant Coupon, in the case of payment of interest. Except as provided in subsection (e) of this Section 2.12, payment with respect to Unregistered Securities and Coupons will be made by check, subject to any limitations on the methods of effecting such payment as shall be specified in the terms of the Security established as provided in Section 2.03 and as shall be required under applicable laws and regulations. Payment of the principal of and interest on Unregistered Securities may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.
(d)    Not later than the fourth Business Day after the record date for each payment date, the Trustee will deliver to the Company a written notice specifying, in the Currency in which each Series of Securities are denominated, the respective aggregate amounts of principal of and interest on the Securities to be made on such payment date, specifying the amounts so payable in respect of the Registered and the Unregistered Securities and in respect of the Registered Securities as to which the Holders shall have elected to be paid in another Currency as provided in subsection (b) of this Section 2.12. If the Company Board of Directors has provided for the election referred to in subsection (b) of this Section 2.12 with respect to Registered Securities and if at least one Holder of such Registered Securities has made such election, then not later than the second Business Day preceding the applicable payment date the Company will deliver to the Trustee an Exchange Rate Officer’s Certificate in respect of such payment date. The Dollar or Foreign Currency amount receivable by Holders of Registered Securities who have elected payment in another Currency as provided in subsection (b) of this Section 2.12 shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the “Valuation Date”) prior to such payment date and set forth in the applicable Exchange Rate Officer’s Certificate. For purposes of this Section 2.12 and Section 6.02(a), “Exchange Rate Officer’s Certificate” means, with respect to any payment date in respect of Registered Securities as to which the Company Board of Directors has provided for the election referred to in subsection (b) of this Section 2.12 and at least one Holder of such Registered Securities has made such election, a certificate setting forth (i) the applicable Market Exchange Rate to Holders of such Registered Securities who had elected payment in a Currency other than the Currency in which such Registered Securities are denominated as determined by the Company and (ii) the Dollar or Foreign Currency amounts payable for the Valuation Date with respect to such payment date on the basis of such Market Exchange Rate or quotation in respect of the principal of and interest on the applicable Series of Registered Securities, signed by the treasurer or any assistant treasurer of the Company, and delivered to the Trustee. For purposes of this Section 2.12 and Section 14.11, “Market Exchange Rate” means for any Currency as of a particular date, the noon Dollar buying rate for such Currency for cable transfers quoted in New York, New York on such date as certified for customs purposes by the Federal Reserve Bank of New York; provided, however, that if such rate is not available for any reason on such date, the Currency Determination Agent shall determine the Market Exchange Rate for the particular date, in its sole discretion and without liability on its part, based on such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York, New York or in the country of issue of the currency in question, or such other quotations as the Currency Determination Agent shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a nonresident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.
(e)    If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable, then with respect to each date for the payment of principal of and interest on such Securities occurring after the last date on which the Foreign Currency was so used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency as determined by the Currency Determination Agent in the manner provided in subsection (g) of this Section 2.12.
(f)    If the Holder of a Registered Security elects payment in a specified Currency as provided for by subsection (b) of this Section 2.12 and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars in the Dollar Equivalent of the Foreign Currency as determined by the Currency Determination Agent in the manner provided in subsection (g) of this Section 2.12.
(g)    The “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent as of each Valuation Date and shall be obtained by converting the applicable Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.
(h)    All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency and the Market Exchange Rate as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of the applicable Securities.
(i)    In the event that a Conversion Event has occurred with respect to a Foreign Currency, the Company, after learning thereof, will promptly give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice on behalf of the Company in the manner provided in Section 14.04 to the affected Holders) specifying the Conversion Date.
(j)    The Trustee shall be fully justified and protected in relying on and acting upon the information so received by it from the Company and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently.
Section 2.13.    Compliance with Certain Laws and Regulations. If any Unregistered Securities or Coupon Securities are to be issued in any Series of Securities, the Company will use reasonable efforts to provide for arrangements and procedures designed pursuant to then-applicable laws and regulations, if any, to ensure that Unregistered Securities or Coupon Securities are sold or resold, exchanged, transferred and paid only in compliance with such laws and regulations and without adverse consequences to the Company.
Section 2.14.    CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall indicate the “CUSIP” or “ISIN” numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

Section 2.15.    Securities in Global Form. Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in temporary or permanent global form. If Securities of or within a Series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities of such Series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.04. Subject to the provisions of Section 2.04 and, if applicable, Section 2.11, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order, if any. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 14.05 and need not be accompanied by an Opinion of Counsel.
The provisions of the last paragraph of Section 2.04 shall apply to any Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 14.05 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last paragraph of Section 2.04.
Notwithstanding the provisions of Section 3.01, unless otherwise specified as contemplated by Section 2.04, payment of principal of and interest on any Security in permanent global form shall be made to the Person or Persons specified in such Security.
Neither the Company nor the Trustee shall have any responsibility or obligation to any Person claiming a beneficial ownership interest in the Securities under or through any clearing agency or any other Person which is not shown on the Security register as being a Registered Holder with respect to either the Securities, the accuracy of any records maintained by any such clearing agency, the payment by any such clearing agency or its participants of any amount in respect of the principal of or interest on the Securities, any notice which is permitted or required to be given under the Indenture, any consent given or other action taken by such clearing agency as Registered Holder, or any selection by such clearing agency of any Person to receive payment of principal, interest or other amounts payable on the Securities.
Section 2.16.    Form of Conversion Notice. The form of any conversion notice for the conversion of Securities into shares of Common Stock, Preferred Stock or other securities of the Company shall be in substantially the form included with the applicable form of Securities as shall be established pursuant to Section 2.01.
ARTICLE 3
COVENANTS OF THE ISSUER
Section 3.01.    Payment of Principal and Interest. The Company covenants and agrees for the benefit of each Series of Securities that it will duly and punctually pay or cause to be paid (in the Currency in which the Securities of such Series and Coupons, if any, are payable, except as otherwise provided pursuant to Section 2.03 for the Securities of such Series and except as provided in Section 2.12(b), (e) and (f)) the principal of, and interest on, each of the Securities of such Series in accordance with the terms of the Securities of such Series, any Coupons appertaining thereto and this Indenture.
The interest on Unregistered Securities shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature at the office of a Paying Agent outside the United States of America. The interest on any temporary Unregistered Security shall be paid, as to any installment of interest evidenced by a Coupon attached thereto, if any, only upon presentation and surrender of such Coupon, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest.

Section 3.02.    Offices for Payment, etc. So long as any of the Securities remain Outstanding, the Company will maintain for each Series an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided, and (c) where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made at the Place of Payment and notices may be served at the Corporate Trust Office. Unless otherwise specified pursuant to Section 2.03, the Trustee is appointed Paying Agent and Registrar.
So long as any Coupon Securities or Unregistered Securities of any Series remain Outstanding, the Company will (except as specified pursuant to Section 2.03) maintain one or more offices or agencies outside the United States of America in such city or cities as may be specified elsewhere in this Indenture or as contemplated by Section 2.03, and shall maintain such office or offices for a period of two years (or any period thereafter for which it is necessary in order to conform to United States tax laws or regulations) after the principal on such Coupon Securities or Unregistered Securities has become due and payable, with respect to such Series where Coupons appertaining to Securities of such Series or Unregistered Securities of such Series may be surrendered or presented for payment, or surrendered for exchange pursuant to Section 2.08 and where notices and demands to or upon the Company in respect of Coupons appertaining to Securities of such Series or the Unregistered Securities of such Series or of this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders and demands in respect of Unregistered Securities may be made or served at the Place of Payment and notice may be served at the Corporate Trust Office and the corporate trust office of any authenticating agent appointed, and presentations, surrenders, notices and demands in respect of Coupons appertaining to Securities of any Series and Unregistered Securities may be made or served at the corporate trust office of the Trustee in the other city or cities referred to above; and the Company hereby appoints the Trustee and any authenticating agent appointed hereunder as its agents to receive all such presentations, surrenders, notices and demands.
Section 3.03.    Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each Series of Securities hereunder.
Section 3.04.    Paying Agents. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.04:
(a)    that it will hold all sums received by it as such Paying Agent for the payment of the principal of or interest on the Securities of such Series or Coupons (whether such sums have been paid to it by the Company or other obligor on the Securities of such Series or Coupons) in trust for the benefit of the Holders of the Securities of such Series or Coupons or of the Trustee and, upon the occurrence of an Event of Default and upon the written request of the Trustee, pay over all such sums received by it to the Trustee;
(b)    that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such Series) to make any payment of the principal of or interest on the Securities of such Series or Coupons when the same shall be due and payable; and
(c)    that it will give the Trustee notice of any change of address of any Holder of which it is aware.
The Company will, on or prior to each due date of the principal of or interest on the Securities of such Series or Coupons, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

If the Company shall act as its own Paying Agent with respect to the Securities of any Series or Coupons, it will, on or before each due date of the principal of or interest on the Securities of such Series or Coupons, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series or Holders of such Coupons a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.
Anything in this Section 3.04 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities or Coupons hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such Series by the Company or any Paying Agent hereunder, as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained.
Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to the provisions of Sections 10.04 and 10.05.
Section 3.05.    Additional Amounts. If Securities of a Series provide for the payment of additional amounts to any Holder who is not a United States Person in respect of any tax, assessment or governmental charge (“Additional Amounts”), the Company will pay to the Holder of any Security of such Series or any Coupon appertaining thereto such Additional Amounts as may be so provided by Section 2.03. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Security of a Series or payment of any related Coupon or the net proceeds received on the sale or exchange of a Security of a Series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for by the terms of such Series established pursuant to Section 2.03 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provisions shall not be construed as excluding Additional Amounts in those provisions where such express mention is not made.
Except as otherwise specified pursuant to Section 2.03, if the Securities of a Series provide for the payment of Additional Amounts, at least 10 days prior to each date of payment of principal or interest on which any Additional Amount shall be payable, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with a Company Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of or interest on the Securities of that Series shall be made to Holders of Securities of that Series or any related Coupons who are not United States Persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that Series. If any such withholding shall be required, then such Company Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that Series or related Coupons and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Company Officers’ Certificate furnished pursuant to this Section 3.05 or in the event the Trustee shall not withhold or deduct any sums as a result of not receiving a Company Officers’ Certificate pursuant to this Section 3.05.
Section 3.06.    Calculation of Original Issue Discount. The Company shall promptly, at the end of each calendar year, calculate the Original Issue Discount accrued on Outstanding Securities as of the end of such year and shall determine whether the amount of Original Issue Discount qualifies for the de minimis exception rule as set forth in Section 1273(a)(3) of the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder. If such calculated amount does not qualify for the de minimis exception rule, then the Company shall subsequently file with the Trustee no later than January 15th of each calendar year (a) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (b) such other specific information relating to such Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

ARTICLE 4
SECURITYHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE
Section 4.01.    Company to Furnish Trustee Information as to Names and Addresses of Securityholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee for the Securities of each Series a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of each Series:
(dd)    semiannually and not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date, and on dates to be determined pursuant to Section 2.03 for non-interest-bearing securities in each year; and
(ee)    at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, and such list shall be as of a date not more than 15 days prior to the time such information is furnished;
provided that, if and so long as the Trustee shall be the Security registrar for such Series, such list shall not be required to be furnished but in any event the Company shall be required to furnish such information concerning the Holders of Coupon Securities and Unregistered Securities which is known to it; provided, further, that the Company shall have no obligation to investigate any matter relating to any Holder of an Unregistered Security or any Holder of a Coupon.
Section 4.02.    Preservation and Disclosure of Securityholders’ Lists.
(e)    The Trustee for the Securities of each Series shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each Series of Securities contained in the most recent list furnished to it as provided in Section 4.01 or maintained by the Trustee in its capacity as Security registrar for such Series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.
(f)    In case three or more Holders of Registered Securities of any Series (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular Series (in which case the applicants must all hold Securities of such Series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:
(i)    afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, or
(ii)    inform such applicants as to the approximate number of Holders of Securities of such Series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section 4.02, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.
If the Trustee shall elect not to afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such Series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such Series or all Securities, as the case may be, or could be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of such order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
(g)    Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section 4.02, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law or any law enacted after the date hereof which does not specifically refer to Section 312(c) of the Trust Indenture Act, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).
Section 4.03.    Reports by the Company.
(d)    The Company covenants to:
(i)    file with the Trustee for the Securities of each Series, within 15 days after the Company is required to file the same with the Commission (giving effect to any extensions thereof), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, or in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations;
(ii)    file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 14.05 hereof, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants, but no such certificate or opinion shall be required if it is not required pursuant to Section 314(a)(2) of the Trust Indenture Act;
(iii)    transmit by mail to the Holders of Registered Securities in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections 4.03(a)(i) and 4.03(a)(ii) of this Section 4.03 as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission; provided that any such information, documents or reports filed or furnished with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (including any successor thereto, “EDGAR”) system shall be deemed to be filed with the Trustee and transmitted to the Holders as of the time such information, documents or reports are filed or furnished by EDGAR; and

(iv)    furnish to the Trustee, not less often than annually on or before a date not more than four months after the end of each of its fiscal years ending after the date hereof, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this subsection 4.03(a)(iv), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.
(e)    Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Company Officers’ Certificates).
Section 4.04.    Reports by the Trustee.
(a)    The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders in the manner required by Section 313(c) of the Trust Indenture Act a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).
(b)    A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange or market and of any delisting thereof.
ARTICLE 5
REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
ON EVENT OF DEFAULT
Section 5.01.    Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (unless it is either inapplicable to a particular Series or it is specifically deleted from or modified in the indenture supplement, the Company Board Resolution or other instrument establishing such Series and the form of Security for such Series) shall have occurred and be continuing with respect to any Series of Securities:
(h)    default in the payment of any installment of interest upon any Security of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or
(i)    default in the payment of the principal of the Securities of such Series as and when the same shall become due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise; or
(j)    failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such Series, or in this Indenture contained and relating to such Series, for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given by registered or certified mail to the Company by the Trustee for the Securities of such Series, or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount at maturity of the Securities of such Series then Outstanding; or
(k)    the Company shall make an assignment for the benefit of creditors, or shall file a petition in bankruptcy; or the Company shall be adjudicated insolvent or bankrupt, or shall petition or shall apply to any court having jurisdiction in the premises for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company; or the Company shall commence any proceeding relating to the Company or any substantial portion of the property of the Company under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (hereinafter in this clause (d) called “Proceeding”); or if there shall be commenced against the Company any Proceeding and an order approving the petition shall be entered, or such Proceeding shall remain undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company shall be appointed and shall not be discharged within a period of 90 days; or the Company by any act shall indicate consent to or approval of or acquiescence in any Proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Company or any substantial portion of the property of the Company; provided that a resolution or order for winding-up the Company with a view to its consolidation, amalgamation or merger with another entity or the transfer of its assets as a whole, or substantially as a whole, to such other entity as provided in Section 9.01 shall not make the rights and remedies herein enforceable under this clause (d) if such last-mentioned entity shall, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, comply with the conditions to that end stated in Section 9.01; or
(l)    any other Event of Default provided in the supplemental indenture or Company Board Resolution under which such Series of Securities is issued or in the form of Security for such Series;
then and in each and every such case (other than an Event of Default under clause (d) above), so long as such Event of Default with respect to such Series shall not have been remedied or waived, unless the principal of all Securities of such Series shall have already become due and payable, either the Trustee for such Series or the Holders of not less than 25% in aggregate principal amount at maturity of the Securities of such Series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal (or, in the case of Discount Securities, such principal amount as may be determined in accordance with the terms thereof) of all the Securities of such Series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such Series contained to the contrary notwithstanding. With respect to an Event of Default described under clause (d) above, the principal of all Securities of such Series shall become immediately due and payable without any declaration or other act by the Trustee or the Holders. This provision, however, is subject to the condition that if at any time after the principal of the Securities of such Series (or, in the case of Discount Securities, such principal amount as may be determined in accordance with the terms thereof) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (x) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay in the Currency in which the Securities of such Series are payable (except as otherwise provided pursuant to Section 2.03 for the Securities of such Series and except as provided in Sections 2.12(b), (e) and (f)) all matured installments of interest, if any, upon all the Securities of such Series and the principal of any and all Securities of such Series which shall have become due otherwise than by such acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Securities of such Series (or, in the case of Discount Securities, at the yield to maturity) to the date of such payment or deposit) and in Dollars such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel and all other expenses and liabilities incurred, and all advances made, by the Trustee, its agents, attorneys and counsel, and (y) any and all defaults under this Indenture, other than the nonpayment of the principal of Securities of such Series which shall have become due by such acceleration, shall have been remedied, then and in every such case the Holders of a majority in aggregate principal amount at maturity of the Securities of such Series then Outstanding, by written notice to the Company and to the Trustee for the Securities of such Series, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
Section 5.02.    Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any Series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any Series when the same shall have become due and payable, whether upon maturity of the Securities of such

Series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee for the Securities of such Series, the Company will pay to the Trustee for the Securities of such Series, for the benefit of the Holders of the Securities of such Series and the Holders of any Coupons appertaining thereto, the whole amount that then shall have become due and payable on all Securities of such Series or such Coupons for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee.
Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any Series to the Persons entitled thereto, whether or not the principal of and interest on the Securities of such Series are overdue.
In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee for the Securities of such Series, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities and Coupons, wherever situated, the moneys adjudged or decreed to be payable.
In case there shall be any judicial proceedings relative to the Company or other obligor upon such Securities and Coupons, if any, or to the creditors or property of the Company or other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise:
(f)    to file and prove a claim or claims for the whole amount of principal (or, if the Securities of such Series are Discount Securities, such portion of the principal amount as may be due and payable with respect to the Securities of such Series pursuant to a declaration in accordance with Section 5.01) and interest owing and unpaid in respect of the Securities of such Series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Securityholders and the Holders of any Coupons appertaining thereto allowed in any judicial proceedings relative to the Company or other obligor upon all Securities of such Series, or to the creditors or property of the Company or other obligor; and
(g)    to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee for the Securities of such Series, and, in the event that such Trustee shall consent to the making of payments directly to the Securityholders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to such Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by such Trustee and each predecessor Trustee and all other amounts due to such Trustee or any predecessor Trustee pursuant to Section 6.06.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
All rights of action and of asserting claims under this Indenture, or under any of the Securities of any Series or any Coupon appertaining thereto, may be enforced by the Trustee for the Securities of such Series without the possession of any of the Securities of such Series or any Coupon appertaining thereto or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities of such Series and Holders of any Coupons in respect of which such action was taken.
In any proceedings brought by the Trustee for the Securities of any Series (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities of such Series and Coupons appertaining thereto in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities and Coupons appertaining thereto parties to any such proceedings.
Section 5.03.    Application of Proceeds. Any moneys collected by the Trustee for the Securities of any Series pursuant to this Article shall be applied in the following order at the date or dates fixed by such Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the Securities of such Series and any Coupons appertaining thereto in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such Series in reduced principal amounts in exchange for the presented Securities of like Series if only partially paid, or upon surrender thereof if fully paid:
FIRST: To the payment of costs and expenses applicable to such Series in respect of which moneys have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, including the costs and expenses of collection incurred, and all advances made, by the Trustee and each predecessor Trustee and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.06;
SECOND: In case the principal of the Securities of such Series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such Series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest is permissible by law and that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;
THIRD: In case the principal of the Securities of such Series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such Series for principal and interest, with interest upon the overdue principal, and (to the extent that payment of such interest is permissible by law and that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such Series, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such Series over any other Security of such Series, ratably to the aggregate of such principal and accrued and unpaid interest; and
FOURTH: To the payment of the remainder, if any, to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders.

Section 5.04.    Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 5.05.    Restoration of Rights on Abandonment of Proceedings. In case the Trustee for the Securities of any Series shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.
Section 5.06.    Limitations on Suits by Securityholders. No Holder of any Security of any Series or Holder of any Coupon shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as provided in Section 5.01, (b) the Holders of not less than a majority in aggregate principal amount of the Securities of such Series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder, (c) such Holder or Holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding, and (e) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security and by a Holder of each Coupon appertaining thereto with every other taker and Holder of a Security or Holder of any Coupon appertaining thereto and the Trustee, that no one or more Holders of Securities of any Series or one or more Holders of any Coupons appertaining thereto shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities or any other Holders of such Coupons, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable Series and all the Holders of Coupons appertaining thereto. For the protection and enforcement of the provisions of this Section 5.06, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Section 5.07.    Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any provision in this Indenture and any provision of any Security or Coupon, the right of any Holder of any Security and the right of any Holder of any Coupon appertaining thereto to receive payment of the principal of and interest on such Security at the respective rates, in the respective amount and in the Currency therein prescribed on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 5.08.    Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.06, every power and remedy given by this Indenture or by law to the Trustee, to the Securityholders or to the Holder of any Coupon may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee, the Securityholders or Holders of any Coupon.
Section 5.09.    Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each Series affected (with each Series treated as a separate class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the actions or proceeding so directed may not lawfully be taken or that the actions or proceedings so directed would involve the Trustee in personal liability or if a trust committee of Responsible Officers in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all Series or of the Holders of any Coupons appertaining thereto so affected not joining in the giving of said direction, it being understood that (subject to Section 6.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.
Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.
Section 5.10.    Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities of any Series as provided in Section 5.01, the Holders of a majority in aggregate principal amount of the Securities of such Series at the time Outstanding may, on behalf of the Holders of all the Securities of such Series and Holders of all Coupons, if any, appertaining thereto waive any past default hereunder or its consequences, except a default in the payment of principal or interest on any of the Securities of such Series. In the case of any such waiver, the Company, the Trustee, the Holders of the Securities of such Series and the Holders of any Coupons appertaining thereto shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
Section 5.11.    Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Securityholders of any Series notice, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, of all defaults which have occurred with respect to such Series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section 5.11 and Section 6.02(h) being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such Series or any default in the payment of any sinking fund installment or analogous obligation in respect of any of the Securities of such Series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such Series. In the case of any default of the character specified in Section 5.01(c) with respect to Securities of such Series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.
Section 5.12.    Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security and each Holder of any Coupon, by such Holder’s acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any Series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such Series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.
ARTICLE 6
CONCERNING THE TRUSTEE
Section 6.01.    Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any Series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular Series and after the curing or waiving of all Events of Default which may have occurred with respect to such Series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a Series has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of such individual’s own affairs.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(h)    prior to the occurrence of an Event of Default with respect to the Securities of any Series and after the curing or waiving of all such Events of Default with respect to such Series which may have occurred:
(iii)    the duties and obligations of the Trustee with respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture, and the Trustee need only perform such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(iv)    in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
(i)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
(j)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.
Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the conditions of this Section 6.01.

Section 6.02.    Certain Rights of the Trustee. Subject to Section 6.01:
(c)    The Trustee may conclusively rely and shall be protected with respect to any actions or omissions conducted in reliance upon any Company Board Resolution, Company Officers’ Certificate, Exchange Rate Officers’ Certificate, Company Order, certificate pursuant to Section 4.03(a)(iv) or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(d)    Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed).
(e)    The Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.
(f)    The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.
(g)    The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.
(h)    Prior to the occurrence of any Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any Company Board Resolution, Company Officers’ Certificate, Exchange Rate Officers’ Certificate, certificate pursuant to Section 4.03(a)(iv), Company Order or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities of all Series affected then Outstanding.
(i)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.
(j)    The Trustee shall not be deemed to have notice of any default or Event of Default (other than any Event of Default under Section 5.01(a) or 5.01(b)) unless a Responsible Officer has actual knowledge thereof or unless written notice of such default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee.
(k)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(l)    The Trustee may request that the Company deliver a Company Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
Section 6.03.    Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of any Securities or Coupons. The Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.
Section 6.04.    Trustee and Agents May Hold Securities; Collections, etc. The Trustee, any Paying Agent, any Security registrar or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not serving in such capacity and, subject to Sections 6.08 and 6.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not serving in such capacity.
Section 6.05.    Moneys Held by Trustee. Subject to the provisions of Section 10.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.
Section 6.06.    Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee in Dollars (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request in Dollars for all reasonable expenses, disbursements and advances actually incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its fraud, negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all losses, liabilities, damages, claims and expenses, including taxes (other than taxes based on the income of the Trustee), actually incurred without fraud, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 6.06 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or the Holders of particular Coupons, and the Securities are hereby subordinated to such senior claim.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (d) of Section 5.01, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
Section 6.07.    Right of Trustee to Rely on Officers’ Certificate, etc. Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of fraud, negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a Company Officers’ Certificate delivered to the Trustee, and such Company Officers’ Certificate, in the absence of fraud, negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it or under the provisions of this Indenture upon the faith thereof.
Section 6.08.    Disqualification of Trustee; Conflicting Interests. If the Trustee for the Securities of any Series has or shall acquire any conflicting interest, as defined in the Trust Indenture Act, the Trustee shall, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in the Trust Indenture Act) to which such conflicting interest relates has not been cured or waived or otherwise eliminated before the end of such 90-day period, either eliminate such conflicting interest or resign in the manner and with the effect specified in the Trust Indenture Act and this Indenture. If the Trustee does not eliminate such conflicting interest or resign, then, within 10 days of the expiration of such 90-day period, the Trustee shall transmit notice of its failure to do so to each Holder in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act. Further, if the Trustee does not so resign, each holder of the Securities of any Series for which such Trustee acts as trustee shall have the rights provided under, and subject to the limitations set forth in, Section 310(b)(iii) of the Trust Indenture Act. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one Series.
Section 6.09.    Persons Eligible for Appointment as Trustee. The Trustee for each Series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state or the District of Columbia having a combined capital and surplus of at least $100,000,000 and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal, state or District of Columbia authority and which has a Corporate Trust Office in any state of the United States of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10. Neither the Company nor any other obligor upon the Securities shall serve as the Trustee pursuant to this Indenture.
Section 6.10.    Resignation and Removal; Appointment of Successor Trustee.
(a)    No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until acceptance of such appointment by the successor trustee in accordance with Section 6.11.
(b)    The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all Series of Securities by giving written notice of resignation to the Company and by mailing notice thereof to the Holders in the manner and to the extent provided in Section 14.04. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable Series by written instrument in duplicate, authorized by a Company Board Resolution and executed by the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any Series and have accepted appointment within 60 days after the mailing of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable Series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(c)    In case at any time any of the following shall occur:
(i)    the Trustee shall fail to comply with the provisions of Section 6.08 with respect to any Series of Securities after written request therefor by the Company pursuant to a Company Order or by any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or
(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign upon written request by the Company pursuant to a Company Order or by any Securityholder; or
(iii)    the Trustee shall become incapable of acting with respect to any Series of the Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may remove the Trustee with respect to the applicable Series of Securities and appoint a successor trustee for such Series by written instrument, in duplicate, authorized by a Company Board Resolution and executed by the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(d)    The Holders of a majority in aggregate principal amount of the Securities of each Series at the time Outstanding may at any time remove the Trustee with respect to Securities of such Series and appoint a successor trustee with respect to the Securities of such Series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.
If no successor trustee shall have been appointed with respect to such Series within 30 days after the mailing of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities of such Series.
(e)    Any resignation or removal of the Trustee with respect to any Series and any appointment of a successor trustee with respect to such Series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.
Section 6.11.    Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable Series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such Series of its predecessor hereunder, with like effect as if originally named as trustee for such Series hereunder; but, nevertheless, on the written request of the Company pursuant to a Company Order or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.
If a successor trustee is appointed with respect to the Securities of one or more (but not all) Series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable Series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any Series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.
No successor trustee with respect to any Series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.
Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give notice in the manner and to the extent provided in Section 14.04 to the Holders of Securities of any Series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with any notice called for by Section 6.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
Section 6.12.    Merger, Conversion, Consolidation or Succession to Business of Trustee. Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of the Trustee, shall become the successor trustee hereunder; provided that such entity shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
In case at the time such successor trustee shall succeed to the trusts created by this Indenture any of the Securities of any Series shall have been authenticated but not delivered, any such successor trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any Series shall not have been authenticated, any successor trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such Series or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any Series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 6.13.    Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
ARTICLE 7
CONCERNING THE SECURITYHOLDERS
Section 7.01.    Evidence of Action Taken by Securityholders.
(m)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.01 and 6.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.
(n)    The ownership of Registered Securities shall be proved by the Security register.
(o)    The amount of Unregistered Securities held by any Person executing any instrument or writing as a Securityholder, the numbers of such Unregistered Securities and the date of such Person’s holding the same may be proved by the production of such Securities or by a certificate executed by any trust company, bank, broker or member of a national securities exchange (wherever situated), as depositary, if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Unregistered Securities therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as a Securityholder, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Unregistered Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Unregistered Security is produced, or (ii) such Unregistered Security is produced by some other Person, or (iii) such Unregistered Security is surrendered in exchange for a Registered Security, or (iv) such Unregistered Security has been cancelled in accordance with Section 2.10.
Section 7.02.    Proof of Execution of Instruments. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.
Section 7.03.    Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest on such Security and for all other purposes; and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon such Person’s order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.
Section 7.04.    Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all Series have concurred in any direction, consent or waiver under this Indenture or whether a quorum is present at a meeting of Holders of Securities, Securities that are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, and for the purpose of determining the presence of a quorum, only Securities which a Responsible Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or other obligor on such Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly a Company Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.01 and 6.02, the Trustee shall be entitled to accept such Company Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.
Section 7.05.    Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as it concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.
Section 7.06.    Record Date for Determination of Holders Entitled to Vote. The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for the purpose of determining the Securityholders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action authorized or permitted to be given or taken by Securityholders. If not set by the Company prior to the first solicitation of a Securityholder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 4.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly appointed proxies) shall be entitled to give or take, or vote on, the relevant action.
ARTICLE 8
SUPPLEMENTAL INDENTURES
Section 8.01.    Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by a Company Board Resolution, and the Trustee for the Securities of any or all Series may, from time to time and at any time, enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to such Trustee, for one or more of the following purposes:
(c)    to evidence the succession of another entity to the Company or successive successions, and the assumption by such entity of the covenants, agreements and obligations of the Company herein and in the Securities;
(d)    to add to the Events of Default such further Events of Default for the protection of the Holders of Securities of any or all Series (and, if such Events of Default are to be for the benefit of less than all the Series of Securities stating that such Events of Default are being added solely for the benefit of one or more particular Series); provided, that, in respect of any such additional Events of Default, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the rights of the Holders of the applicable Securities upon such an Event of Default;
(e)    to add to the covenants of the Company such further covenants for the protection of the Holders of Securities of any or all Series (and, if such additional covenants are to be for the benefit of less than all the Series of Securities stating that such covenants are being added solely for the benefit of one or more particular Series), or to surrender any right or power herein conferred upon the Company with regard to all or any Securities of any or all Series (and, if such surrender is to be for the benefit of less than all the Series of Securities stating that such surrender is being added solely for the benefit of one or more particular Series);
(f)    to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Company Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders of the Securities or the Holders of any Coupons;
(g)    to establish the form, terms and conditions of Securities of any Series and the Coupons, if any, as permitted by Sections 2.01 and 2.03;
(h)    to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of Section 6.11;
(i)    to delete, modify or add provisions of this Indenture; provided that, except as otherwise contemplated by Section 2.03, such deletion, modification or addition does not apply to any Outstanding Security created prior to the date of such supplemental indenture;
(j)    to secure, or, if applicable, provide additional security for, any Securities and to provide for matters relating thereto, and to provide for the release of any collateral as security for any Securities; or
(k)    to amend or supplement any provision contained herein, which was required to be contained herein in order for this Indenture to be qualified under the Trust Indenture Act, if the Trust Indenture Act or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification.
The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept collateral thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section 8.01 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.02.
Section 8.02.    Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each Series affected by such supplemental indenture (treated as one class), the Company, when authorized by a Company Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such Series; provided, that the following modifications and amendments will not be effective against any Holder without such Holder’s consent: (a) a change in the stated maturity date of any payment of principal or interest; (b) a reduction in the principal amount of, or interest on, any Security; (c) an alteration or impairment of the right to convert at the rate or upon the terms provided in the Indenture; (d) a change in the Currency in which any payment on the Securities is payable; (e) an impairment of a Holder’s right to sue the Company for the enforcement of payments due on the Securities; or (f) a reduction in the percentage of Outstanding Securities required to consent to a modification or amendment of the Indenture or required to consent to a waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture.
Upon request by the Company pursuant to a Company Order, accompanied by a copy of a Company Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee for such Series of Securities of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.01, the Trustee for such Series of Securities shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case such Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
It shall not be necessary for the consent of the Securityholders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.02, the Company shall give notice in the manner and to the extent provided in Section 14.04 to the Holders of Securities of each Series affected thereby at their addresses as they shall appear on the Securities register of the Company, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
For the purposes of this Section 8.02 only, if the Securities of any Series are issuable upon the exercise of warrants, each holder of an unexercised and unexpired warrant with respect to such Series shall be deemed to be a Holder of Outstanding Securities of such Series in the amount issuable upon the exercise of such warrant. For such purposes, the ownership of any such warrant shall be determined by the Company in a manner consistent with customary commercial practices. The Trustee for such Series shall be entitled to rely on a Company Officers’ Certificate as to the principal amount of Securities of such Series in respect of which consents shall have been executed by holders of such warrants.
Section 8.03.    Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of each Series and Holders of Coupons affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 8.04.    Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall receive a Company Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 complies with the applicable provisions of this Indenture.
Section 8.05.    Notation on Securities in Respect of Supplemental Indentures. Securities of any Series (including any Coupons appertaining thereto), authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear, upon the direction of the Company, a notation in form satisfactory to the Trustee for the Securities of such Series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities of any Series (including any Coupons appertaining thereto), so modified as to conform, in the opinion of the Trustee and the Company to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such Series then Outstanding. Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.
ARTICLE 9
CONSOLIDATION, MERGER, SALE OR CONVEYANCE
Section 9.01.    Company May Consolidate, etc., on Certain Terms.
(a)    Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other entity or entities (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all the property of the Company to any other entity (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, that in any such case: (i) either the Company shall be the surviving or continuing entity or the resulting or acquiring entity, if other than the Company, is organized and existing under the laws of a United States jurisdiction and assumes all of the Company’s responsibilities and liabilities under the Indenture, including the payment of all amounts due on the Securities and performance of the covenants in the Indenture; (ii) immediately after the transaction, and giving effect to the transaction, no Event of Default under the Indenture exists; and (iii) the Company has delivered to the Trustee a Company Officers’ Certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the Indenture and that all conditions precedent to the transaction contained in the Indenture have been satisfied.
(b)    If the Company consolidates or merges with or into any other entity or sells or leases all or substantially all of the Company’s assets in compliance with the terms and conditions of this Indenture, the resulting or acquiring entity will be substituted for the Company in this Indenture and the Securities with the same effect as if such entity had been an original party to this Indenture and the Securities. As a result, such successor entity may exercise the Company’s rights and powers under the Indenture and the Securities, in the Company’s name and, except in the case of a lease, the Company will be released from all its liabilities and obligations under the Indenture and under the Securities.
(c)    Notwithstanding the foregoing provisions, the Company may transfer all of its property and assets to another entity if, immediately after giving effect to the transfer, such entity is a Wholly Owned Subsidiary.
Section 9.02.    Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor entity, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor entity may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities and Coupons, if any, appertaining thereto which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities and Coupons, if any, appertaining thereto so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities and Coupons, if any, appertaining thereto theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and Coupons, if any, appertaining thereto had been issued at the date of the execution hereof.
In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities and Coupons, if any, appertaining thereto thereafter to be issued as may be appropriate.
In the event of any such sale or conveyance (other than a conveyance by way of lease) by the Company or any successor entity which shall theretofore have become such in the manner described in this Article 9, the Company or such successor entity, as applicable, shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.
Section 9.03.    Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, shall receive an Opinion of Counsel, prepared in accordance with Section 14.05, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, any such assumption, any such supplemental indenture, or any such liquidation or dissolution, complies with the applicable provisions of this Indenture.
ARTICLE 10
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 10.01.    Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have paid or caused to be paid the principal of and interest on all the Securities of any Series and Coupons, if any, appertaining thereto Outstanding hereunder (other than Securities and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Securities of any Series and Coupons, if any, appertaining thereto theretofore authenticated (other than any Securities of such Series and Coupons which have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (c) (i) all the Securities of such Series and Coupons, if any, appertaining thereto not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in the Currency required and/or the required Government Obligations maturing as to principal and interest in such amounts and at such times as will, in aggregate, ensure the availability of cash sufficient, in the opinion of a firm of independent certified public accountants, to pay at maturity or upon redemption all Securities of such Series and Coupons, if any, appertaining thereto (other than any Securities of such Series and Coupons, if any, appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such Series and Coupons, if any, appertaining thereto, then this Indenture shall cease to be of further effect with respect to Securities of such Series and Coupons, if any, appertaining thereto (except as to (A) rights of registration of transfer and exchange, and the Company’s right of optional redemption, (B) substitution of mutilated, defaced, destroyed, lost or stolen Securities and Coupons, (C) rights of Holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (D) the rights, obligations and immunities of the Trustee hereunder, and (E) the rights of the Securityholders of such Series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and, subject to Section 10.06, the Trustee, upon request by the Company pursuant to a Company Order accompanied by a Company Officers’ Certificate and an Opinion of Counsel, shall execute proper instruments acknowledging such satisfaction and discharge of this Indenture with respect to Securities of such Series and Coupons, if any, appertaining thereto.
Section 10.02.    Defeasance and Covenant Defeasance.
(a)    Unless otherwise specified pursuant to Section 2.03, the Securities of any Series shall be subject to defeasance pursuant to Section 10.02(b) or covenant defeasance pursuant to Section 10.02(c), in accordance with any applicable requirements specified pursuant to Section 2.03 and upon compliance with the conditions set forth below in Section 10.02(d). The Company may elect, at its option, at any time, to have Section 10.02(b) or Section 10.02(c) applied to any Securities of any Series so subject to defeasance or covenant defeasance. Any such election shall be evidenced by a Company Board Resolution or in another manner specified as contemplated by Section 2.03 for such Securities.
(b)    Upon the Company’s exercise of its option, if any, to have this Section 10.02(b) applied to any Securities of any Series, on and after the date the conditions set forth in Section 10.02(d) are satisfied, the Company shall be deemed to have satisfied and discharged the entire indebtedness represented by such Securities and Coupons, if any, appertaining thereto and to have satisfied and discharged all of its other obligations under such Securities and Coupons, if any, appertaining thereto and this Indenture, insofar as such Securities and Coupons are concerned (“Defeasance”).
Subject to compliance with this Section 10.02, the Company may exercise its option, if any, to have this Section 10.02(b) applied to any Securities notwithstanding the prior exercise of its option, if any, to have Section 10.02(c) applied to such Securities.

In connection with Defeasance with respect to any Securities of any Series, the irrevocable trust agreement contemplated by Section 10.02(d) shall include, among other things, provision for (i) payment of the principal of and interest on such Securities and Coupons, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (ii) the payment of the expenses of the Trustee incurred or to be incurred in connection with carrying out such trust provisions, (iii) rights of registration, transfer, substitution and exchange of such Securities and Coupons, if any, appertaining thereto in accordance with the terms stated in this Indenture, and (iv) continuation of the rights, obligations and immunities of the Trustee as against the Holders of such Securities as stated in this Indenture.
Subject to Section 10.06, the Trustee, upon request of the Company pursuant to a Company Order accompanied by a Company Officers’ Certificate and Opinion of Counsel, shall execute proper instruments acknowledging any satisfaction and discharge pursuant to this Section 10.02(b).
(c)    Upon the Company’s exercise of its option, if any, to have this Section 10.02(c) applied to any Securities of any Series, on and after the date the conditions set forth in Section 10.02(d) are satisfied (i) the Company shall be released from such of its obligations and covenants established pursuant to Section 2.03 for the benefit of the Holders of such Securities as are specified in the Company Board Resolutions or supplemental indenture establishing such obligations and covenants, and (ii) the occurrence of any event contemplated by Section 5.01(c) with respect to such of its obligations and covenants established pursuant to Section 2.03 for the benefit of the Holders of such Securities as are specified in the Company Board Resolutions or supplemental indenture establishing such obligations and covenants or by Section 5.01(e) to the extent specified in the Company Board Resolutions or supplemental indenture establishing such event as an Event of Default shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities (“Covenant Defeasance”). Upon the effectiveness of Covenant Defeasance with respect to any Securities of any Series, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any of the Company’s obligations and covenants established pursuant to Section 2.03 for the benefit of the Holders of such Securities as are specified in the Company Board Resolutions or supplemental indenture establishing such obligations and covenants, whether directly or indirectly by reason of any reference elsewhere herein to any such obligation or covenant or by reason of any reference in any such obligation or covenant to any other provision herein or in any other document, but, except as provided in the immediately preceding sentence, the remainder of this Indenture and such Securities of such Series and Coupons, if any, appertaining thereto shall be unaffected thereby.
(d)    The following shall be the conditions to the application of Section 10.02(b) or Section 10.02(c) to any Securities of any Series:
(iii)    The Company shall have irrevocably deposited or caused to be deposited with the Trustee at its Corporate Trust Office or such other office as the Trustee may designate, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of Securities of such Series and Coupons, if any, appertaining thereto, (A) immediately available funds in the Currency required and/or (B) the required Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a firm of independent certified public accountants, without consideration of any reinvestment of such principal or interest, to pay the principal of and interest in the Currency required on the Outstanding Securities of such Series and Coupons, if any, appertaining thereto to maturity or redemption, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to the payment of said principal of and interest on the Outstanding Securities of such Series and Coupons, if any, appertaining thereto.
(iv)    In the event of an election to have Section 10.02(b) apply to any Securities of any Series, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities and Coupons, if any, appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of the Defeasance to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such Defeasance had not occurred.

(v)    In the event of an election to have Section 10.02(c) apply to any Securities of any Series, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities and Coupons, if any, appertaining thereto will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred.
Section 10.03.    Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.05, all moneys deposited with the Trustee pursuant to this Article 10 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such Series and Coupons, if any, appertaining thereto for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, but such money need not be segregated from other funds except to the extent required by law.
Section 10.04.    Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any Series or Coupons, if any, appertaining thereto, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Series of Securities or Coupons, if any, appertaining thereto, shall, upon a Company Order, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
Section 10.05.    Return of Unclaimed Moneys Held by Trustee and Paying Agent. Anything in this Article 10 to the contrary notwithstanding, any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security of any Series or Coupons, if any, appertaining thereto and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon direction by the Company pursuant to a Company Order unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such Series or such Paying Agent, and the Holder of the Security of such Series or Holders of Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.
Section 10.06.    Reinstatement of Obligations. If the Trustee is unable to apply any funds or Government Obligations in accordance with this Article 10 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or by reason of the Trustee’s inability to convert any such funds or Government Obligations into the Currency required to be paid with respect to any Securities of any Series and Coupons, if any, appertaining thereto, the obligations of the Company under this Indenture and the Securities and Coupons for which such application is prohibited shall be revived and reinstated as if no deposit had occurred pursuant to this Article 10 until such time as the Trustee is permitted to apply all such funds or Government Obligations in accordance with this Article 10 or is able to convert all such funds or Government Obligations; provided, however, that, if the Company has made any payment of interest on or principal of any of such Securities or Coupons because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities or Coupons to receive such payment from the funds or Government Obligations held by the Trustee.
ARTICLE 11
REDEMPTION OF SECURITIES
Section 11.01.    Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any Series to be redeemed as a whole or in part at the option of the Company shall be given by giving notice of such redemption as provided in Section 14.04, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such Series. Failure to give notice by mail to the Holder of any

Security of a Series designated for redemption as a whole or in part, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of any other Security of such Series.
The notice of redemption to each such Holder shall identify the Securities to be redeemed (including “CUSIP” or “ISIN” numbers, if any), specify the date fixed for redemption, the redemption price, each Place of Payment, that payment will be made upon presentation and surrender of such Securities, and that, unless otherwise specified in such notice, Coupon Securities, if any, surrendered for payment must be accompanied by all Coupons maturing subsequent to the redemption date, failing which the amount of any such missing Coupon or Coupons will be deducted from the sum due for payment, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue, the conversion rate or price, the date on which the right to convert the Securities to be redeemed will terminate and each place where such Securities may be surrendered for conversion, if applicable, and that, if less than all of the Outstanding Securities of a Series are to be redeemed, the identification and principal amount of the Securities to be redeemed. If less than all of the Securities of any Series are to be redeemed, the notice of redemption shall specify the numbers of the Securities of such Series to be redeemed, and, if only Unregistered Securities of any Series are to be redeemed, and if such Unregistered Securities may be exchanged for Registered Securities, the last date on which exchanges of Unregistered Securities for Registered Securities not subject to redemption may be made. In case any Security of a Series is to be redeemed in part, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security and Coupons, if any, appertaining thereto, a new Security or Securities of such Series in principal amount equal to the unredeemed portion thereof with appropriate Coupons will be issued.
The notice of redemption of Securities of any Series to be redeemed at the option of the Company shall be given by the Company or, upon direction by the Company pursuant to a Company Order, by the Trustee in the name and at the expense of the Company. The Company shall give the Trustee at least 45 days prior written notice of any redemption hereunder, unless a shorter period shall be satisfactory to the Trustee.
Not later than 9:00 a.m., New York City time, on the redemption date specified in the notice of redemption given as provided in this Section 11.01, the Company will have on deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money in the Currency in which the Securities of such Series and Coupons, if any, appertaining thereto are payable (except as otherwise specified pursuant to Section 2.03 and except as provided in Sections 2.12(b), (e) and (f) of this Indenture) sufficient to redeem on the redemption date all the Securities of such Series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If any Security to be redeemed is converted into Common Stock or Preferred Stock, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any predecessor Security to receive interest as provided in the last paragraph of Section 2.07) be paid to the Company upon direction by the Company pursuant to a Company Order or, if then held by the Company, shall be discharged from such trust. If less than all the Outstanding Securities of a Series are to be redeemed, the Company will deliver to the Trustee at least 60 days prior to the date fixed for redemption a Company Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed, unless a shorter period shall be satisfactory to the Trustee.
If less than all the Securities of a Series are to be redeemed, and the Securities are not held in global form pursuant to Section 2.15, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such Series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such Series. The Trustee shall promptly notify the Company in writing of the Securities of such Series selected for redemption and, in the case of any Securities of such Series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If any Security to be redeemed in part is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities (or portions thereof) which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection. In any case where more than one Security is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Security.
Section 11.02.    Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.05 and 10.04, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a Place of Payment specified in said notice, such Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semiannual payment of interest on Registered Securities becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.03.
If any Coupon Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing on or after the date fixed for redemption, such Security may be paid after deducting from the redemption price an amount equal to the face amount of all such missing Coupons or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any missing Coupon in respect of which a deduction shall have been made from the redemption price, such Holder shall be entitled to receive the amount so deducted; provided, however, that, unless otherwise provided pursuant to Section 2.03, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside of the United States of America.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Security.
Upon presentation of any Security redeemed in part only and the Coupons appertaining thereto, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities and the Coupons appertaining thereto of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.
Section 11.03.    Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.
Section 11.04.    Repayment at the Option of the Holders. Securities of any Series which are repayable at the option of the Holders thereof before their stated maturity shall be repaid in accordance with the terms of the Securities of such Series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their stated maturity, for purposes of Section 10.01, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the

Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled.
ARTICLE 12
HOLDERS’ MEETINGS
Section 12.01.    Purposes of Meetings. A meeting of Holders of Securities of any or all Series may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:
(a)    to give any notice to the Company or the Trustee for the Securities of such Series, or to give any directions to the Trustee for such Series, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 5;
(b)    to remove the Trustee for such Series and nominate a successor trustee pursuant to the provisions of Article 6;
(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.02; or
(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all Series, as the case may be, under any provision of this Indenture or under applicable law.
Section 12.02.    Call of Meetings by Trustee. The Trustee for the Securities of any Series may at any time call a meeting of Holders of Securities of such Series to take any action specified in Section 12.01, to be held at such time and at such place in Madison, Wisconsin, or such other city within the United States of America in which there is a Place of Payment as the Trustee for such Series shall determine. Notice of every meeting of the Holders of Securities of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of Securities of such Series in the manner and to the extent provided in Section 14.04. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.
Section 12.03.    Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Company Board Resolution or the Holders of not less than 10% in aggregate principal amount of the Outstanding Securities of any or all Series, as the case may be, shall have requested the Trustee for such Series to call a meeting of Holders of Securities of any or all Series, as the case may be, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee for such Series shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place in Madison, Wisconsin, or such other city within the United States of America in which there is a Place of Payment for such meeting and may call such meeting to take any action authorized in Section 12.01, by giving notice thereof as provided in Section 12.02.
Section 12.04.    Qualifications for Voting. To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more Securities with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the Securities of the Series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.
Section 12.05.    Regulations. Notwithstanding any other provisions of this Indenture, the Trustee for the Securities of any Series may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Securities of such Series, in regard to proof of the holding of Securities of such Series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of the Securities of such Series as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.
Subject to Section 7.04, at any meeting each Holder of Securities with respect to which such meeting is being held or proxy therefore shall be entitled to one vote for each $1,000 (or the equivalent in the Currency in which such Securities are denominated, as determined pursuant to Section 14.11) principal amount (in the case of the Discount Securities, such principal amount to be determined as provided in Section 14.11) of Securities held or represented by such Holder. However, no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of the Securities of such Series held by him or instruments in writing aforesaid duly designating him as the Person to vote on behalf of other Holders of such Series. At any meeting of Holders, the presence of Persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the Persons holding or representing a majority in aggregate principal amount of such Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present. Any meeting of Holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by a majority of such Holders present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 12.06.    Voting. The vote upon any resolution submitted to any meeting of Holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the identifying number or numbers of the Securities held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given in the manner and to the extent provided in Section 14.04. The record shall show the identifying numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 12.07.    No Delay of Rights by Meeting. Nothing in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities of any Series.
ARTICLE 13
SECURITY
If so provided pursuant to Section 2.03 with respect to the Securities of any Series, the Securities of such Series may be secured by such property, assets or other collateral as may be specified in or pursuant to Section 2.03. Any and all terms and provisions applicable to the security for the Securities of such Series shall also be provided in or pursuant to Section 2.03, which may include provisions for the execution and delivery of such security agreements, pledge agreements, collateral agreements and other similar or related agreements as the Company may elect and which may provide for the Trustee to act as collateral agent or in a similar or other capacity. The Trustee shall comply with Sections 313(a)(5) and (6) and 313(b)(1) of the Trust Indenture Act, and the Company shall comply with Sections 314(b), 314(c) and 314(d) of the Trust Indenture Act, in each case in respect of any secured Securities that may be Outstanding hereunder from time to time.
ARTICLE 14
MISCELLANEOUS PROVISIONS
Section 14.01.    Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security or in any Coupon appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any predecessor or successor to the Company, either directly or through the Company or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and Coupons, if any, appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities, it being expressly understood that, without limitation to the foregoing, this Indenture and the Securities and the obligations created hereunder and thereunder are solely corporate, limited liability company, partnership, limited partnership or entity obligations, as the case may be, of the Company and that no such personal liability whatever shall attach to, or is or shall be incurred by, any past, present or future stockholder, incorporator, employee, officer or director, as such, of the Company or any of its respective predecessors or successors, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied herefrom or therefrom and that any and all such personal liability of every type and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such past, present or future stockholder, incorporator, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied herefrom or therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities. As used in this Section 14.01, all references to “stockholders” shall be deemed to mean, with respect to any Person, any past, present or future holder or owner of an equity interest in such Person, including owners or holders of capital stock, limited or general partnership interests and limited liability company interests.
Section 14.02.    Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in any Security or Coupon, if any, appertaining thereto, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of the Securities and Coupons, if any, appertaining thereto any legal or equitable rights, remedies or claims under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities and Coupons.
Section 14.03.    Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.
Section 14.04.    Notices and Demands on Company, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee, by the Holders of Securities, or by the Holders of Coupons to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to the Company at 401 Charmany Drive, Madison, Wisconsin 53719, Attention: Corporate Secretary. Any Company Order or notice by the Company, or any notice, direction, request or demand by Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

Where this Indenture provides for notice to Holders of any event, (a) if any of the Securities affected by such event are Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first-class mail, postage prepaid to such Registered Holders as their names and addresses appear in the Security register within the time prescribed and (b) if any of the Securities affected by such event are Unregistered Securities or Coupon Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if published once in a newspaper of general circulation in New York, New York, within the time prescribed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.
In the event that the suspension of or irregularities in regular mail service makes it impracticable to mail notice to the Company and the Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
Section 14.05.    Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee a Company Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.
Section 14.06.    Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of any Series or Coupons, if any, appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue on amounts payable on such date for the period from and after such date to the next succeeding Business Day.
Section 14.07.    Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.
Section 14.08.    New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.
Section 14.09.    Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
Section 14.10.    Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.
Section 14.11.    Determination of Principal Amount. In determining whether the Holders of the requisite principal amount of Outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, whether a quorum is present at a meeting of Holders of Securities or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01 and the principal amount of any Securities denominated in a Foreign Currency that shall be deemed to be Outstanding for such purposes shall be determined by converting the Foreign Currency into Dollars at the Market Exchange Rate as of the date of such determination.
Section 14.12.    Waiver. With respect to the Outstanding Securities of any Series, the Holders of not less than a majority in aggregate principal amount of the Securities of such Series at the time Outstanding may on behalf of the Holders of all the Securities of such Series and Holders of all Coupons, if any, appertaining thereto (a) waive compliance by the Company with any restrictive provisions in this Indenture, and (b) waive any past default under this Indenture as provided in Section 5.10.
Section 14.13.    Force Majeure. In no event shall the Trustee be responsible or liable, nor shall the Company be responsible or liable to the Trustee, for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee or the Company, as the case may be, shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances.
Section 14.14.    Waiver of Jury Trial. THE COMPANY, THE TRUSTEE AND EACH HOLDER OF A SECURITY, BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

FIRST BUSINESS FINANCIAL SERVICES, INC.
By: Name: Title:
TRUSTEE
By: Name: Title: